                                  EXHIBIT 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44563) of DeVry Inc. of our report dated August 11, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Chicago, Illinois
September 27, 2000